Exhibit 5.1(b)

COSTALDO LAW GROUP P.C.

30 WALL STREET, 8PPPTHPPP FLOOR NEW YORK, NY 10005

TEL 212 709 8333 FAX 212 217 6724 EVAN@COSTALDOLAW.COM

April 26, 2021

The Board of Directors

Data Storage Corporation
48 South Service Road

Melville, New York 11747

Re:  Registration Statement on Form S-1 (File No. 333-253056)

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Data Storage Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-253056) (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company of up to $24,700,000 of the Company’s Securities (as defined below) consisting of (i) units (the “Units”) consisting of (a) up to $11,500,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) up to $12,650,000 of warrants to purchase shares of Common Stock (the “Common Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Common Warrants (the “Common Warrant Shares”), including Shares and Common Warrants to purchase Common Warrant Shares for which the Representative (as defined below) has been granted an over-allotment option; and (iii) up to $550,000 of (a) warrants to purchase shares of Common Stock to be issued to the Representative of the several Underwriters as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrant”), and (b) shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”). The Units, the Shares, the Common Warrants, the Common Warrant Shares, the Representative’s Warrants and the Representative’s Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Units, the Common Warrants and the Representative’s Warrants and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Units have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and in the manner described in the Registration Statement, the Units will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; (ii) the Common Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Common Warrants, will constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Representative’s Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrant, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to our firm under the caption “Legal Matters” in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities covered by this opinion letter.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Costaldo Law Group P.C.

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